UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2021
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Asana, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39495	26-3912448
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Bryant Street,	Suite 200
San Francisco,	CA	94103
(Address of Principal Executive Offices)		(Zip Code)
(415) 525-3888
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	ASAN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2021, Asana, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (1) elected each of the Company’s nominees for Class I director and (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2022. The final results with respect to each proposal are set forth below.

Proposal One – Election of Directors

The stockholders elected each of the three persons named below as Class I directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified. The results of such vote were:

	FOR	WITHHELD	BROKER NON-VOTE
Sydney Carey	736,235,086	9,887,412	31,791,597
Matthew Cohler	739,008,672	7,113,826	31,791,597
Dustin Moskovitz	738,991,670	7,130,828	31,791,597

Proposal Two – Ratification of Selection of Independent Public Registered Accounting Firm

The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2022. The results of such vote were:

FOR	AGAINST	ABSTAIN
777,696,765	146,017	71,313

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASANA, INC.

Dated: June 15, 2021	By:	/s/ Eleanor Lacey
Eleanor Lacey
General Counsel & Corporate Secretary